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EXHIBIT 10.46

.As executed

This Agreement is made the 22nd day of December 1997

BY AND BETWEEN

ELAN CORPORATION, plc

An Irish company, of Lincoln House, Lincoln Place, Dublin 2, Ireland.

AND

SOLVAY PHARMACEUTICALS, INC.

An American company, of 901 Sawyer Road, Marietta, Georgia, United States of America.

RECITALS

WHEREAS

•

ELAN is beneficially entitled to the use of various patents, including the ELAN PATENT RIGHTS, which have been granted or are pending under the International Convention in relation to the development and production of drug specific dosage forms for pharmaceutical products and process, and

•	ELAN is knowledgeable in the development of drug specific dosage forms and has developed a unique range of delivery systems designed to provide newer and better formulations of medicaments, and

•	COMPANY wishes to have ELAN develop a new, improved dosage form or forms of the COMPOUND and ELAN is willing to use its technology to develop an improved dosage form or dosage forms of the COMPOUND.

•

COMPANY is desirous of entering into a licensing agreement with ELAN by virtue of which COMPANY will be free to have manufactured the PRODUCT in accordance with the terms of this Agreement and COMPANY will be granted an exclusive world-wide licence to market the PRODUCT in the TERRITORY without infringing any of the ELAN PATENT RIGHTS or ELAN KNOW-HOW rights held by ELAN, and

•

ELAN is prepared to develop and license the marketing and sales rights, including the ELAN PATENT RIGHTS and ELAN KNOW-HOW for the PRODUCT in the TERRITORY to COMPANY and ELAN is prepared to supply the PRODUCT to COMPANY.

NOW IT IS HEREBY AGREED AS FOLLOWS:

ARTICLE I :    DEFINITIONS

1.1.	In the present Agreement and any further agreements based thereon between the parties hereto, the following definitions shall prevail:

1.	AFFILIATE shall mean any corporation or entity controlling, controlled by or under the common control of ELAN or COMPANY as the case may be.

2.	cGCP, cGMP, cGLP shall mean current Good Clinical Practice, current Good Manufacturing Practice and current Good Laboratory Practices as defined in the Code of Federal Regulations 21 as issued by the FDA, as amended from time to time.

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3.	CMC SECTION shall mean the chemistry, manufacturing, and controls section of an NDA as defined in 21 CFR Section 314.50 (D)(1) & (E) and its equivalent in other registration applications.

4.	COMPANY shall mean Solvay Pharmaceuticals, Inc. and any of its AFFILIATES.

5.	COMPANY KNOW-HOW shall mean all knowledge, information trade secrets, data and expertise owned or licensed by COMPANY or to be developed by COMPANY during the term of this Agreement relating to the COMPOUND which is not generally known to the public, whether or not covered by any patent, copyright, design or other industrial or intellectual property rights and all clinical data relevant to the COMPOUND (excluding any such data which is relevant solely to [ * ]) generated by [ * ] during the PROJECT.

6.	COMPANY PATENT RIGHTS shall mean all patents and patent applications listed in Appendix A, Part II. COMPANY PATENT RIGHTS shall also include all continuations, continuations-in-part, divisionals and re-issues of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder. Extensions of patents shall include: a) extensions under the U.S. Patent Term Restoration Act, b) extension of patents under the Japanese Patent Law, and c) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area.

7.	COMPOUND shall mean the active substance Fluvoxamine maleate, hereafter called Fluvoxamine.

8.	COMPOUND SPECIFICATIONS shall mean the specifications for the COMPOUND as approved by the FDA under COMPANY’s Drug Master File or equivalent licence in the United States of America and any further specifications which may be agreed by the parties in writing.

9.	ELAN shall mean Elan Corporation, plc and any of its AFFILIATES.

10.	ELAN KNOW-HOW shall mean all knowledge, information, trade secrets, data and expertise owned or licensed by ELAN or to be developed by ELAN whether before or during the term of this Agreement relating to the PRODUCT, whether or not covered by any patent, copyright, design, trademark or other industrial or intellectual property rights.

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11.	ELAN PATENT RIGHTS shall mean all patents and patent applications listed in Appendix A, Part I. ELAN PATENT RIGHTS shall also include all continuations, continuations-in-part, divisionals and re-issues of such patents and patent applications and any patents issuing thereon and extensions of any patents licensed hereunder. Extensions of patents shall include: a) extensions under the U.S. Patent Term Restoration Act, b) extension of patents under the Japanese Patent Law, and c) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area.

ELAN PATENT RIGHTS shall further include any patents or patent applications covering any improved methods of making or using the PRODUCT acquired by ELAN, whether before or during the term of this Agreement, and under which ELAN has a right to grant a licence to COMPANY hereunder; provided that ELAN is not obliged to pay a royalty or any other consideration to a third party in connection with such licence. In the event that ELAN acquires or merges with a third party entity, ELAN PATENT RIGHTS shall not include any patent rights to the extent that such patent rights relate to a product containing the COMPOUND which has been approved for marketing or is in development by the said third party entity.

12.	EX WORKS shall have the meaning as such term is defined in the ICC Incoterms, 1990, International Rules for the Interpretation of Trade Terms, ICC Publication No. 460.

13.	FCA shall have the meaning as such term is defined in the ICC Incoterms, 1990, International Rules for the Interpretation of Trade Terms, ICC Publication No. 460.

14.	FDA shall mean the United States Food and Drug Administration or any other successor agency whose approval is necessary to market the PRODUCT in the United States of America and/or its foreign equivalents in the other countries of the TERRITORY.

15.	IN MARKET shall mean the sale of the PRODUCT by COMPANY or its AFFILIATE (or where applicable by a permitted sub-licensee) to an unaffiliated third party such as a wholesaler, distributor, managed care organisation, hospital or pharmacy and shall exclude the transfer pricing of the PRODUCT by COMPANY to an AFFILIATE or a permitted sub-licensee.

16.	MANUFACTURING COST shall mean the cost to ELAN for the manufacture of the PRODUCT which is calculated by the method described in Appendix D hereto.

17.	NDA shall mean the New Drug Application or any other application for regulatory approval which COMPANY intends to file, including any supplements or amendments thereto which COMPANY may file, for the PRODUCT in the United States of America and the other countries of the TERRITORY.

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18.	NDA APPROVAL shall mean the final approval to market the PRODUCT in the relevant country of the TERRITORY.

19.	NSP shall, subject to the provisions of Article V paragraphs 3.5., mean in the case of any PRODUCT sold by COMPANY or AFFILIATE or a permitted sub-licensee, that sum determined by deducting from the aggregate gross IN MARKET sales proceeds billed for the PRODUCT the following deductions:

(a)	any sales or other taxes (excluding income or corporation taxes), assessments, charges or fees, including customs tax, imposed by any government authority which are paid, directly or indirectly, by COMPANY or its AFFILIATES or permitted sub-licensees as applicable, as directly relates to the sale of the PRODUCT;

(b)	a discount from the gross sales proceeds to cover such normal costs as are imposed on COMPANY or its AFFILIATES or permitted sub-licensees as applicable, in respect of freight, postage, and shipping insurance;

(c)	a discount from the gross sales proceeds to cover such costs as are imposed on COMPANY or its AFFILIATES or permitted sub-licensees as the case may be, in respect of quantity or cash discounts actually taken or allowed, including Medicaid rebates, said discounts being consistent with normal practices applied by COMPANY in relation to its other branded products;

(d)	a maximum deduction of [ * ] to cover amounts repaid or credited by COMPANY or its AFFILIATES or its permitted sub-licensees as the case may be, by reason of rejections, return of goods and retroactive price reductions directly relating to the PRODUCT;

(e)	a [ * ] discount from the gross sales proceeds in each country of the TERRITORY to cover [ * ] price reductions initiated by COMPANY in response to the [ * ].

20.	PRODUCT shall depending upon the context mean one or more of the oral controlled release dosage forms being developed by ELAN during the course of the PROJECT containing the COMPOUND as its sole active ingredient.

21.	PRODUCT SPECIFICATIONS shall mean the specifications for the PRODUCT to be agreed by the parties hereto, which shall be consistent with the specifications to be determined by FDA in the NDA APPROVAL, and which shall be attached as Appendix C, as well as such other specifications such as interim specifications which may be required during the PROJECT and which may be agreed upon by the parties in writing.

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22.	PROJECT shall mean all activity in order to develop the PRODUCT(S) in accordance with the plan shown in Appendix B.

23.	PROJECT TEAM shall mean the group to be established pursuant to Article IX.

24.	QUALITY PROCEDURES shall mean the technical and quality procedures specified in Appendix E hereto and which may be amended by agreement of the parties from time to time

25.	STAGE I, STAGE II, STAGE III and STAGE IV shall mean the stages as set out in Appendix B.

26.	TERRITORY shall mean all of the countries of the world.

27.	$ shall mean United States Dollars.

1.2	In this Agreement

1.2.1.	the singular includes the plural and vice versa, the masculine includes the feminine and vice versa and references to natural persons include corporate bodies, partnerships and vice versa.

1.2.2.	any reference to an Article or Appendix shall, unless otherwise specifically provided, be to an Article or Appendix of this Agreement.

1.2.3.	the headings of this Agreement are for ease of reference only and shall not affect its construction or interpretation.

1.2.4.	all references to “days” in this Agreement shall mean calendar days.

ARTICLE II :    THE LICENCE

Licence to COMPANY

1.	ELAN shall remain proprietor of all ELAN PATENT RIGHTS and ELAN KNOW-HOW and all other intellectual property relating thereto, as well as products derived therefrom, but shall grant to COMPANY for the term of the Agreement an exclusive licence pursuant to the ELAN PATENT RIGHTS and ELAN KNOW-HOW, to have manufactured, package, use and sell the PRODUCT as a prescription medicine in the TERRITORY under the terms and conditions set out herein.

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2.	Subject to the provisions of the following sentence, COMPANY hereby accepts such licence and confirms that COMPANY and its AFFILIATES [ * ] during the Initial Period and for one year thereafter. Should COMPANY [ * ] in the countries of the European Union and/or in the European Economic Area, ELAN reserves the right to [ * ].

3.	COMPANY shall remain the sole owner of all COMPANY PATENT RIGHTS and COMPANY KNOW-HOW. ELAN shall remain the sole owner of all ELAN PATENT RIGHTS and ELAN KNOW-HOW.

4.	ELAN shall be entitled to use the ELAN PATENT RIGHTS and ELAN KNOW-HOW, including all improvements and other intellectual property thereto, generated by ELAN pursuant to this Agreement in connection with [ * ], and in connection with [ * ] or following termination of this Agreement.

5.	COMPANY shall market the PRODUCT in the TERRITORY under COMPANY’s trademark.

6.	COMPANY shall submit copies of all trade package cartons and labels and other printed materials to ELAN once commercial sale of the PRODUCT commences. When packaged, and to the extent permitted by law, a product label shall include an acknowledgement that the PRODUCT is made under licence from ELAN. Such acknowledgement shall take into consideration regulatory requirements and COMPANY’s commercial requirements. COMPANY shall wherever possible give due acknowledgement and recognition to ELAN in all printed promotional and other material regarding the PRODUCT such as stating that the PRODUCT is manufactured by, ELAN.

7.	Where appropriate, COMPANY shall mark or have marked the patent number on all PRODUCT labelling, or otherwise reasonably communicate to the trade concerning the existence of any ELAN PATENT RIGHTS for the countries within the TERRITORY in such a manner as to ensure compliance with, and enforceability under, applicable laws.

8.

For the avoidance of doubt, ELAN acknowledges that it has exclusively licensed the ELAN PATENT RIGHTS and ELAN KNOW-HOW to COMPANY to have manufactured, package, use and sell the PRODUCT as a prescription medicine in the TERRITORY. This exclusivity shall not restrict ELAN from licensing any other product containing the COMPOUND which is not a [ * ] solid oral dosage form of the COMPOUND or any [ * ]. In the event that ELAN subsequently develops a product containing the COMPOUND (“Developed Product”) in accordance with this paragraph and intends to licence the Developed Product to a third party, then subject to any pre-existing contractual obligations, ELAN shall

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grant to COMPANY a right of first refusal to licence such Developed Product for a licence royalty to be negotiated. Said right of first refusal shall expire [ * ] days after the Developed Product has been offered to COMPANY. Subject to any confidentiality restraints, ELAN shall notify COMPANY in the event that ELAN commences development of any other product containing the COMPOUND during the term of this Agreement. In the event that ELAN acquires or merges with a third party entity, this provision [ * ] by the said third party entity. ELAN shall not use the ELAN PATENT RIGHTS, ELAN KNOW-HOW, COMPANY PATENT RIGHTS or COMPANY KNOW-HOW to [ * ].

Sub-licence

9.	COMPANY may grant a sub-licence to use and sell the PRODUCT in one or more countries of the TERRITORY, provided that COMPANY not grant a sub-licence to [ * ]. Sub-licenses hereunder shall be in the same terms mutatis mutandis as the terms of this Agreement insofar as they are applicable, but excluding the right to grant a sub-license or a production licence. COMPANY shall remain responsible for all acts and omissions of such sub-licensees as though such acts and omissions were by COMPANY.

10.	Any sub-license permitted by Article II, paragraph 9 shall automatically and immediately terminate if the country or countries for which the sub-licensee has rights are terminated in accordance with this Agreement (so that a sub-license shall only terminate for such country or countries if the Agreement has been terminated for the country or countries concerned). For the avoidance of doubt, the parties agree that any such sub-license agreement shall not be capable of surviving the termination of this Agreement and that [ * ] by the sub-licensee shall be included [ * ], whether under paragraph [ * ] of this Agreement. COMPANY shall use its reasonable endeavours to ensure that ELAN shall have the same rights of audit and inspection vis a vis a sub-licensee, as ELAN has pursuant to this Agreement concerning COMPANY.

Licence to ELAN

11.	In the event that COMPANY

11.1.	exercises its right to terminate the PROJECT in accordance with Article III, paragraph 4 or Article XII, paragraph 5.3.; or

11.2.	fails to [ * ] within [ * ] from the conclusion of the [ * ] and the [ * ] as are appropriate for the [ * ]; or

11.3.	fails to [ * ] within [ * ] from the date of [ * ], including [ * ] where applicable, [ * ]; or

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11.4.	notifies ELAN that it does not wish to commercialise the PRODUCT in any country of the TERRITORY;

then, ELAN shall have the right to terminate the licence granted to COMPANY pursuant to Article II, paragraph 1 for the whole of the TERRITORY (pursuant to paragraph 11.1.) or for any such country or countries of the TERRITORY (pursuant to paragraphs 11.2., 11.3. and 11.4.), as appropriate. Thereafter, ELAN shall be entitled to research, develop and commercialise the PRODUCT in the countries of the TERRITORY in which the license has been so terminated. If ELAN should require a licence to the COMPANY PATENT RIGHTS and COMPANY KNOW-HOW in order to research, develop and/or commercialise the PRODUCT in the TERRITORY, COMPANY shall grant ELAN a licence to such COMPANY PATENT RIGHTS and COMPANY KNOW-HOW for a term of [ * ] starting from the date of the launch of the PRODUCT by ELAN or up to the expiration of the life of the last to expire patent included in the COMPANY PATENT RIGHTS, whichever is longer, in consideration of the payment of a royalty by ELAN in accordance with Article V, paragraph 3.7.

12.	ELAN may grant a sub-licence to such COMPANY PATENT RIGHTS and COMPANY KNOW-HOW in one or more countries of the TERRITORY mutatis mutandis with the terms of Article II, paragraphs 9 and 10. In consideration for the royalty which may be payable under Article V, paragraph 3.8., COMPANY shall transfer to ELAN or ELAN’s designee without charge any and all pending or granted NDA APPROVALS for the PRODUCT for such country or countries of the TERRITORY

ARTICLE  III:    DEVELOPMENT OF THE PRODUCT

1.	ELAN shall develop the PRODUCT in accordance with the PROJECT.

2.	ELAN shall apply its technical skill and expertise, including the ELAN PATENTS and ELAN KNOW-HOW, in the development of the PRODUCT on behalf of COMPANY. However, it is acknowledged that pharmaceutical research and development incorporates inherent risk in terms of outcomes and, save for acts of negligence or omission by ELAN, ELAN shall have no liability to COMPANY as a result of any failure or delay of the PRODUCT to achieve one or more of the milestones set out in the PROJECT and/or to obtain the NDA APPROVAL in one or more of the other countries of the TERRITORY.

3.

ELAN and COMPANY hereby confirm that each shall undertake its respective part of the PROJECT as a collaborative effort and that the provisions of this Agreement requires that each party diligently carries out those tasks assigned to it under the PROJECT and as otherwise agreed during the course of the PROJECT. Each party

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shall co-operate with the other in good faith particularly with respect to unknown problems or contingencies and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner.

4.	COMPANY may evaluate the reports furnished by ELAN at the end of STAGES I, II and III of the PROJECT for the PRODUCT for the purpose, inter alia, of deciding whether or not to proceed further with the PROJECT for the PRODUCT. COMPANY shall use its reasonable efforts to review the content of the said reports in a timely fashion and shall promptly undertake such discussions it requires with ELAN on the future conduct and direction of subsequent stages of the PROJECT.

5.	Within thirty (30) days of the execution of this Agreement, COMPANY shall impart to ELAN a full package of physicochemical, pharmacokinetic and clinical data regarding the COMPOUND, including the COMPOUND SPECIFICATIONS, and current marketed versions thereof as it might be reasonably expected shall be required by ELAN to successfully undertake the PROJECT. The foregoing data shall include, but shall not be limited to, [ * ]. ELAN shall not be required to commence the PROJECT until it has received such data and information. For the avoidance of doubt, all confidential information disclosed by COMPANY in accordance with this paragraph shall be considered COMPANY KNOW-HOW for the purposes of this Agreement.

6.	For so long as this Agreement is in effect and COMPANY is participating in the PROJECT, COMPANY will supply ELAN with all of ELAN’s requirements of COMPOUND [ * ] to enable ELAN to carry out the PROJECT. For the avoidance of doubt, ELAN shall not be required to commence or to continue with any STAGE of the PROJECT in the event that ELAN is not in receipt of appropriate quantities of the COMPOUND. In such an event, appropriate adjustment will be made by ELAN and COMPANY to extend the time periods set out in paragraphs 2.1.2. and 2.1.3. of Article V for the achievement by ELAN of the tasks set out therein.

7.	With reference to the strict time periods set out in paragraphs 2.1.2. and 2.1.3. of Article V for the achievement of the tasks set out therein by ELAN and the potential financial implications for ELAN in the event that any of such tasks are not achieved within the time period set out in paragraphs 2.1.2. and 2.1.3. of Article V, the parties recognise that the timely supply by COMPANY to ELAN of the information, data, materials and COMPOUND in accordance with Article III on an ongoing basis throughout the PROJECT is fundamental to the successful completion of the PROJECT and to ELAN’s successful attainment of the tasks within the time periods set out in paragraphs 2.1.2. and 2.1.3. of Article V. Accordingly, in addition to the other provisions of Article II, COMPANY shall:-

7.1.	ensure that all information and data, materials and COMPOUND, which are required by ELAN from COMPANY are supplied to ELAN within the timeframe so requested by ELAN and agreed with COMPANY;

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7.2.	in the event that there are delays in the supply of any information, data, materials or COMPOUND by COMPANY to ELAN, or delays by any government agency or authority (which delays by any such agency or authority are not attributable to any act or omission of ELAN) which will materially affect ELAN’s ability to achieve the tasks and/or successfully complete the PROJECT within the time schedules set out in paragraphs 2.1.2. and 2.1.3. of Article V, the parties shall agree in good faith an appropriate mechanism to remedy any such delays by COMPANY or any government agency or authority and amend paragraphs 2.1.2. and 2.1.3. of Article V, in particular to extend the dates set out therein for the achievement of the tasks by ELAN to ensure that any such delays by COMPANY or any government agency or authority will not adversely affect the payment of the full amount of any licence royalty to ELAN under paragraphs 2.1.2. and 2.1.3. of Article V.

8.	COMPANY shall inform ELAN as to its choice of initial developmental dosage strengths within thirty (30) days of the execution of this Agreement and ELAN shall promptly inform COMPANY as to the suitability of such dosage strengths for development. Pursuant to the PROJECT, ELAN shall then develop up to [ * ] unit dosage strengths of the PRODUCT after the preferred dosage form (SODAS or HYDAS) has been chosen by COMPANY. In the event that ELAN informs COMPANY that one or more of the dosage strengths is unsuitable for development, the parties shall agree on a suitable alternative dosage strength(s).

9.	In the event that COMPANY wishes to have more than [ * ] dosage strengths developed pursuant to this Agreement, the parties shall negotiate in good faith as to the additional costs to be paid to ELAN for such development and such amendments as are required to the PROJECT and the timeframe for the PROJECT, including the time periods set out in paragraphs 2.1.2. and 2.1.3. of Article V. The parties agree that ELAN’s charges to COMPANY for any such work shall be as set out in Article V, paragraph 4 of the Agreement.

10.	ELAN shall conduct the pilot and pivotal Phase I pharmacokinetic studies and associated bio- and statistical analysis in human volunteers in accordance with the PROJECT [ * ]. The design [ * ] of such studies and associated analytical testing shall be as set out in the PROJECT, provided however, that the [ * ] of such studies shall [ * ], as appropriate, in the event of a [ * ] of the studies. The design [ * ] of such studies shall be finalised with COMPANY prior to commencement of each such study. The parties agree that [ * ] shall be as set out in [ * ] of the Agreement. ELAN shall furnish a full and detailed report to COMPANY on the results of all such pharmacokinetic studies. [ * ]. ELAN undertakes that it shall carry out all such pharmacokinetic studies to prevailing cGCP and cGLP and most specifically in accordance with FDA standards and guidelines.

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11.	COMPANY shall be responsible for carrying out [ * ] the efficacy clinical studies programme in human patients. The objective of the programme so conducted shall be to assist in obtaining NDA APPROVAL. COMPANY agrees to carry out and complete the clinical efficacy programme to an FDA approvable standard and to a standard and timeframe that COMPANY would otherwise find acceptable for one of its major branded products. COMPANY shall keep ELAN informed as to the progress of the studies and on completion, shall impart summary reports on the studies. COMPANY undertakes that it shall carry out all such clinical studies to prevailing cGCP and cGLP and most specifically in accordance with FDA standards and guidelines.

12.	During the PROJECT, the parties shall review and agree on interim specifications for the PRODUCT and shall also agree on the final PRODUCT SPECIFICATIONS following the filing of the NDA in the United States of America, which shall at that time be attached to this Agreement as Appendix C. The PRODUCT SPECIFICATIONS may thereafter be amended as agreed by the parties or as may otherwise be requested or mandated by the regulatory authorities in the TERRITORY, most specifically the FDA.

13.	For the avoidance of doubt, the parties hereby confirm that the primary objective of the PROJECT is to generate the NDA and secure NDA APPROVAL for the PRODUCT in the United States of America. As of the date of this Agreement, it is the parties’ expectation that the body of data so generated in the PROJECT will also be used to support such applications for regulatory approval that COMPANY, its AFFILIATES or permitted sub-licensees shall make in the other countries of the TERRITORY.

14.	In the event however that such expectation proves unfounded or incorrect and further data is required to obtain such other NDA APPROVAL as are pursued by COMPANY in the other countries of the TERRITORY, COMPANY shall determine the viability of proceeding further with the regulatory application and generation of the further data requirements. In the event that COMPANY elects to continue, the parties shall agree on the programme of work to be undertaken to generate such additional data and the apportioning of tasks and costs therefor. COMPANY shall reimburse ELAN for all such additional work which it requires ELAN to carry out in accordance with ELAN’s charges as set out in Article V, paragraph 4 of the Agreement.

ARTICLE IV :    SUPPLY OF THE PRODUCT

1.	Except as otherwise herein provided, ELAN shall produce and supply to COMPANY its entire requirements of the PRODUCT. ELAN shall be the sole

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and exclusive supplier of the PRODUCT to COMPANY in the TERRITORY and COMPANY will purchase the PRODUCT exclusively from ELAN in the TERRITORY. COMPANY may qualify a second site for the manufacture of PRODUCT for the purposes of Article IV paragraphs 14 and 15.

2.	The PRODUCT to be supplied to COMPANY by ELAN shall be in the form of bulk capsules or tablets (as will be agreed by the parties during the PROJECT) complying with the PRODUCT SPECIFICATIONS. ELAN shall deliver the PRODUCT to COMPANY and/or any party designated by COMPANY in proper packaging so as to permit safe storage and transport. COMPANY shall be responsible for the packaging of the PRODUCT into final market packaging, whether such packaging is conducted by COMPANY or by a sub-contractor which it may nominate, but whose final selection will be subject to ELAN’s prior written agreement, which agreement will not be unreasonably withheld or delayed.

3.	In the event that ELAN appoints a third party manufacturer, then ELAN shall be solely responsible and liable to COMPANY for the performance of the said manufacturer and ELAN shall ensure that the said manufacturer’s facility is an FDA approved facility and that such facility complies with all relevant FDA and other relevant governmental and regulatory requirements and that all accepted practises of cGMP are adhered to. For the avoidance of doubt, the parties agree that in the event ELAN does not itself wish to manufacture the PRODUCT, then it shall offer to COMPANY a production licence as outlined in paragraph 14.1 below first before appointing a third party manufacturer. Should COMPANY decline such production license, then ELAN shall be free to appoint a third party manufacturer for the PRODUCT. The parties confirm that the provisions of Article V paragraph 3.1 shall apply to the sale of PRODUCT manufactured by COMPANY or by a third party manufacturer, whether appointed by ELAN or COMPANY in accordance with this paragraph.

4.	No later than sixty (60) days after the date of filing of the NDA, COMPANY will provide ELAN with a forecast of COMPANY’s requirements for the PRODUCT for the twelve (12) month period following NDA APPROVAL. The said forecast will be updated quarterly until NDA APPROVAL of the PRODUCT. Except as otherwise provided herein, all forecasts made hereunder shall be made to assist ELAN in planning its production and COMPANY in planning marketing and sales. Such forecasts shall not be binding purchase orders, and shall be without prejudice to COMPANY’s subsequent firm orders for the PRODUCT in accordance with the terms of this Agreement.

5.

The parties acknowledge that it is in their mutual interest that launch of the PRODUCT shall be effected in the United States of America and in the remainder of the TERRITORY on a country by country basis as soon as possible following

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NDA APPROVAL, for which purpose the parties shall in advance of the NDA APPROVAL discuss and agree upon the manufacture and purchase of specific quantities of launch stocks of the PRODUCT for commercial sale and promotional sampling (“Launch Stocks”). For the avoidance of doubt, the parties hereby confirm that ELAN’s manufacturing obligations shall only arise on receipt of firm purchase orders. ELAN shall deliver the PRODUCT to COMPANY within [ * ] days of the receipt of a firm purchase order. During the period in which ELAN is manufacturing Launch Stocks, the foregoing period of [ * ] days shall be increased to [ * ] days. In any event and notwithstanding any firm purchase orders for such Launch Stocks which COMPANY has already placed with ELAN, COMPANY will notify ELAN within five (5) working days of its receipt from the FDA of an approvable letter, or a pre-approval letter, for the NDA from the FDA. COMPANY will within fifteen (15) days of such notification place a firm purchase order with ELAN for Launch Stocks, unless such a purchase order has already been submitted to ELAN prior to that date. COMPANY will use its reasonable efforts to provide forecasts for deliveries for the balance of the year in which the NDA is approved which it requires in addition to the Launch Stocks.

6.	Within fifteen (15) days of NDA APPROVAL and at the beginning of each calendar month thereafter, COMPANY will provide a rolling month by month forecast for the [ * ] month period beginning on the first day of the calendar month following the calendar month in which the forecast is made and the [ * ] of such forecast shall be a binding purchase commitment of COMPANY.

7.	Subject to the agreement of ELAN, the forecasts (other than for Launch Stocks ) shall not vary from [ * ] by more than [ * ] per cent ([ * ]%) in terms of volume of PRODUCT ordered. Notwithstanding the foregoing provision, ELAN will use its reasonable efforts to fulfil COMPANY’s requirements in excess of forecasted amounts, but shall not be obliged to meet such requirements if it is not reasonably practicable to do so provided that ELAN shall supply the PRODUCT so ordered but not immediately available as soon thereafter as reasonably practicable.

8.	The parties shall agree upon a minimum batch and order size for the manufacture and supply of the PRODUCT.

9.	ELAN [ * ].

10.	All quantities of the PRODUCT delivered by ELAN hereunder shall conform to the PRODUCT SPECIFICATIONS and all prevailing legislative and regulatory requirements of the TERRITORY and the country where the PRODUCT is manufactured. ELAN shall furnish the appropriate certificate of analysis with each delivery of PRODUCT. Furthermore, ELAN shall manufacture and supply the PRODUCT and shall provide supporting and accompanying documentation and information in compliance with the QUALITY PROCEDURES.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.	All claims for failure of any shipment of the PRODUCT to conform to PRODUCT SPECIFICATIONS must be made by COMPANY to ELAN in writing within [ * ] following delivery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the shipment except in the case of latent defects. Claims for latent defects, not discovered during the routine testing protocol to be agreed upon by COMPANY and ELAN, shall be made by COMPANY to ELAN in writing within [ * ] days of discovery. PRODUCT which has been delivered and which has been shown within the designated period not to conform to PRODUCT SPECIFICATIONS shall be replaced at ELAN’s cost within [ * ] days of the receipt by ELAN of the failed PRODUCT except where such non-conformance is as the result of the supply of defective COMPOUND by COMPANY to ELAN. COMPANY shall bear sole responsibility for all costs associated with the supply of defective COMPOUND to ELAN.

12.	In the event of an unresolved dispute as to conformity of PRODUCT supplied with PRODUCT SPECIFICATIONS, the parties shall nominate an independent first class laboratory to undertake the relevant testing. Its findings shall be conclusive and binding upon the parties. All costs relating to this process shall be borne exclusively by the unsuccessful party. Should the parties fail to agree upon a mutually acceptable independent laboratory then the [ * ] shall be entrusted with appointing such an independent laboratory.

13.	Save as otherwise agreed between the parties, delivery of consignments of PRODUCT shall be effected by ELAN EX WORKS the manufacturing facility designated by ELAN and all risks therein shall pass to COMPANY when each such consignment of the PRODUCT is loaded onto the vehicle of COMPANY’s agent on which it is to be dispatched from ELAN’s designated facility. COMPANY shall fully insure or procure the insurance of all consignments of the PRODUCT when risk passes as aforesaid and shall produce such insurance documentation supporting same as and when requested by ELAN.

14.	In the event that (i) ELAN fails to supply PRODUCT which has been ordered by COMPANY for a period exceeding [ * ] days from the receipt of a firm purchase order or (ii) there are delays in filling [ * ] successive orders which delays cumulatively exceed [ * ] days when each delay is measured beginning on the [ * ] day from receipt of the corresponding firm purchase order or (iii) there is a shortfall [ * ] successive orders delivered by ELAN which on a cumulative basis, exceeds [ * ] of the total amount of said [ * ] orders; and unless such failure, delay or shortfall is caused by the COMPANY [ * ], then ELAN shall, upon written notice from COMPANY remedy the failure, delay or shortfall within a further period of [ * ] days from said notice and in the event of ELAN’s failure to do so, ELAN shall immediately, upon written request from COMPANY, for so long as such conditions exist:

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14.1.	grant to COMPANY a production licence in the TERRITORY so that COMPANY may manufacture the relevant PRODUCT without infringing any of ELAN’s patent and/or any other industrial property rights (including the ELAN PATENT RIGHTS and ELAN KNOW-HOW). Any such licence shall apply only in regard to the relevant PRODUCT as well as to the applications of technology derived from the ELAN PATENT RIGHTS related to its use with such PRODUCT. In the event that COMPANY is unable or unwilling to itself undertake manufacture of the PRODUCT under any of the circumstances envisaged here, and ELAN is itself unable to offer a third party sub-contractor to manufacture and supply PRODUCT to COMPANY, then COMPANY may assign this production license to a third party sub-contractor which it may nominate, but whose final selection will be subject to ELAN’s prior written agreement, which agreement will not be unreasonably withheld or delayed. For the avoidance of doubt, the parties confirm that the provisions of Article V paragraph 3.5 shall apply to the sale of PRODUCT manufactured by COMPANY or its sub-contractor appointed in accordance with this paragraph.

14.2.	unless already provided under Article IV paragraph 19, provide COMPANY with any technical data necessary for the carrying of this into effect. To this end, ELAN shall impart to COMPANY the documentation constituting the required material support, more particularly practical performance advice, shop practice, specifications as to materials to be used and control methods.

14.3.	unless already carried out under Article IV paragraph 19., assist COMPANY for the working up and use of the technology necessary to manufacture the relevant PRODUCT as well as for the training of COMPANY’s personnel. For this purpose, ELAN shall receive COMPANY’s scientific staff in its premises for periods the term of which shall be decided by common consent.

15.	In the event of such a transfer of manufacture the parties shall, if appropriate, agree on a reasonable period of time within which said transfer is to be made and ELAN shall continue to supply COMPANY with the PRODUCT until such transfer is fully effected so that COMPANY’s supply of the PRODUCT shall be continuous and uninterrupted until COMPANY receives all necessary regulatory approvals.

16.	When ELAN has remedied the situation that prevented ELAN from satisfying COMPANY’s requirements and is once again able to fulfil its obligations to

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supply the PRODUCT as provided for in this Agreement, COMPANY shall cease manufacturing the PRODUCT and shall resume purchasing the PRODUCT from ELAN pursuant to the terms of this Agreement; provided that COMPANY shall be entitled to manufacture the PRODUCT for the period necessary so as to enable COMPANY to recoup those fixed and unrecoverable commercial costs expended by COMPANY in establishing its manufacturing capability for the PRODUCT prior to commercial production of the PRODUCT. If ELAN wishes COMPANY to cease manufacturing the PRODUCT prior to the expiration of this period but in no event within [ * ] months from the grant of the production licence to COMPANY, ELAN shall be entitled to re-commence manufacturing the PRODUCT and reimburse COMPANY in respect of such costs by means of a cash payment or a deduction from royalty payments, or by means of a combination of the foregoing (not to exceed [ * ] percent ([ * ]%) of royalty payments payable by COMPANY to ELAN) or otherwise howsoever at the discretion of ELAN provided that:

16.1.	prior to discharge of any such costs by ELAN by whatever means, COMPANY shall provide ELAN with a detailed breakdown of such costs, together with a detailed explanation of the bases upon which the breakdown has been calculated and

16.2.	to the extent that such costs include the cost of fixed capital items which can be transferred to ELAN, and provided that COMPANY agrees to sell the assets, ELAN shall have an option to take delivery of such fixed capital item(s), the costs of such delivery to be for the account of ELAN.

17.	For so long as ELAN or its appointed sub-contractor is manufacturing the PRODUCT, ELAN, its AFFILIATES or subcontractors shall be responsible for all process and equipment validation required by the FDA and other relevant regulatory agency and the regulations thereunder and shall take all steps reasonably necessary to pass government inspection by the FDA or other regulatory agency. In the event that COMPANY or its appointed sub-contractor commences manufacture of the PRODUCT in accordance with the terms of this Agreement, COMPANY shall be responsible for all process and equipment validation required by the FDA and other relevant regulatory agency and the regulations thereunder and shall take all steps reasonably necessary to pass government inspection by the FDA or other regulatory agency. ELAN shall have no liability to COMPANY for any PRODUCT which is manufactured by COMPANY or any sub-contractor appointed by COMPANY.

18.	At any time during the term of this Agreement, ELAN shall be entitled to notify COMPANY of [ * ]. In such an event, ELAN shall grant COMPANY a production licence in accordance with Article IV paragraphs 14 and 15, which license shall be assignable in the manner provided for in Article IV, paragraph 14.1. In such an event the parties confirm that the provisions of [ * ] shall apply to the sale of PRODUCT manufactured by COMPANY or its permitted sub-contractor.

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19.	Upon acceptance of the filing of the NDA by the FDA in the United States of America, COMPANY may, at its option, request ELAN to assist it in the working up and use of the technology necessary to manufacture the PRODUCT so as to qualify COMPANY as a second supporting site of manufacture. [ * ] involved in the set-up and qualification of manufacture at its designated site in the United States of America, [ * ]. [ * ]. For the avoidance of doubt, the qualification of COMPANY as a second supporting site of manufacture as envisaged herein shall not constitute or be interpreted as the granting to COMPANY of a production license.

20.	In the event that COMPANY is at any stage the manufacturer of the PRODUCT in accordance with Article IV, paragraphs 3, 14 or 18 or Article XII, paragraph 5.1, then COMPANY shall supply PRODUCT to ELAN for sale in any country of the TERRITORY which ceases to be a part of the TERRITORY in accordance with Article II, paragraph 11 or where ELAN has a non-exclusive licence in accordance with [ * ]. Subject to the following sentence, the terms of this Agreement shall apply mutatis mutandis to the manufacture and supply of PRODUCT by COMPANY to ELAN. The price of the PRODUCT for commercial sale and free-of-charge promotional samples to be charged to ELAN shall be negotiated by the parties at terms substantially similar to Article V, paragraph 5 of the Agreement and ELAN shall pay COMPANY a royalty equal to [ * ].

Supply of the COMPOUND

21.

COMPANY shall supply to ELAN such quantities of COMPOUND [ * ] as ELAN requires for the manufacture and supply of PRODUCT to COMPANY for commercial sale or promotional samples. COMPANY shall be responsible for ensuring that ELAN receives delivery of COMPOUND in such quantities and at such times so as to ensure that ELAN has sufficient stocks of the COMPOUND to meet COMPANY’s firm purchase orders and supply the PRODUCT to COMPANY. COMPANY shall furnish the appropriate certificate of analysis with each delivery of COMPOUND. The parties agree that adequate quantities of COMPOUND shall be delivered by COMPANY to ELAN in accordance with orders submitted by ELAN and at least [ * ] days in advance of the date on which the delivery of PRODUCT is scheduled to be made to COMPANY. During the period in which ELAN is manufacturing Launch Stocks, the foregoing period of [ * ] days shall be increased to [ * ] days. For the avoidance of doubt, COMPANY shall not be obligated to supply COMPOUND [ * ] to ELAN for the manufacture of PRODUCT which shall not be sold by COMPANY, its AFFILIATES or permitted sub-licensees, in the TERRITORY. Where ELAN, its AFFILIATES or

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permitted sub-licensees are selling PRODUCT in the TERRITORY in consideration for the payment of a royalty to COMPANY in accordance Article V, paragraph 3.7. of the Agreement, then COMPANY shall supply COMPOUND to ELAN at a price to be negotiated in good faith. The terms of this paragraph regarding appropriate certificates of analysis and a [ * ] day delivery period shall also apply to the delivery of such COMPOUND to ELAN.

22.	Prior to the end of STAGE III the parties shall negotiate in good faith to conclude a technical agreement regulating the parties’ respective obligations from a technical and quality perspective for the supply of the COMPOUND by COMPANY to ELAN and the supply of PRODUCT by ELAN to COMPANY. In no event shall the terms of said technical agreements overrule the terms of this Agreement.

23.	All quantities of the COMPOUND delivered by COMPANY hereunder shall conform to the COMPOUND SPECIFICATIONS and all prevailing legislative and regulatory requirements of the country where the COMPOUND is manufactured.

24.	Save as otherwise agreed between the parties, delivery of consignments of COMPOUND shall be effected by COMPANY, FCA the manufacturing facility designated by ELAN, and all risks therein shall pass to ELAN when each such consignment of the COMPOUND is delivered to ELAN’s designated facility. ELAN shall fully insure or procure the insurance of all consignments of the COMPOUND when risk passes as aforesaid and shall produce such insurance documentation supporting same as and when requested by COMPANY. For purposes of inventory control and/or reconciliation, ELAN will provide an accurate account of inventory levels of COMPOUND to COMPANY on a monthly basis, at the end of each calendar month.

25.	Title to the COMPOUND supplied to ELAN by COMPANY shall at all times remain in COMPANY. ELAN shall clearly mark such COMPOUND as the property of COMPANY and keep such COMPOUND separate and apart from other raw materials. ELAN shall not at any time sell or offer for sale, assign, mortgage, pledge, or allow any lien to be created upon the COMPOUND provided by COMPANY, or any portion thereof. At the termination of this Agreement, ELAN shall surrender to COMPANY all useable COMPOUND in ELAN’s possession. In the alternative and at the option of ELAN, ELAN may purchase such useable COMPOUND at the cost incurred by COMPANY for the manufacture and delivery of such COMPOUND.

26.

All claims for failure of any shipment of the COMPOUND to conform to the COMPOUND SPECIFICATIONS must be made by ELAN to COMPANY in writing within [ * ] following delivery except in the case of latent defects. Claims

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for latent defects, not discovered during the routine testing protocol to be agreed upon by COMPANY and ELAN, shall be made by ELAN to COMPANY in writing within [ * ] days of discovery. Failure to make timely claims in the manner prescribed shall constitute acceptance of the shipment. COMPOUND which has been delivered and which has been shown within the designated period not to conform to COMPOUND SPECIFICATIONS shall be replaced at COMPANY’s cost within [ * ] days of the receipt by COMPANY of the failed COMPOUND.

27.	In the event that the COMPOUND supplied by COMPANY is not in compliance with the COMPOUND SPECIFICATIONS, or is otherwise adulterated, misbranded or defective, ELAN shall immediately notify COMPANY and shall follow all reasonable instructions of COMPANY regarding, and be responsible, at the [ * ], for re-analysis, sampling, processing, return, disposal or destruction, including certification of destruction, of such non-conforming bulk COMPOUND. In addition, [ * ] shall be responsible for all costs borne by ELAN in the processing of the COMPOUND.

28.	In the event of an unresolved dispute as to conformity of the COMPOUND with the COMPOUND SPECIFICATIONS, the parties shall nominate an independent first class laboratory to undertake the relevant testing. Its findings shall be conclusive and binding upon the parties. All costs relating to this process shall be borne exclusively by the unsuccessful party. Should the parties fail to agree upon a mutually acceptable independent laboratory then the [ * ] shall be entrusted with appointing such an independent laboratory.

ARTICLE V :    FINANCIAL PROVISIONS

1.	Development Royalties

1.1.	In consideration for the development of the PRODUCT by ELAN under this Agreement, as further described in the PROJECT plan in Appendix B hereto, but specifically excluding the [ * ] envisaged therein, COMPANY shall pay to ELAN amounts as are set out below :

1.1.1.	$[ * ] on commencement of STAGE I;

1.1.2.	$[ * ] on commencement of STAGE II;

1.1.3.	$[ * ] on commencement of STAGE III; and

1.1.4.	$[ * ] on commencement of STAGE IV.

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1.2.	The programme of [ * ] which the parties envisage will be necessary for the development and registration of the PRODUCT is also described in the PROJECT plan in Appendix B, along with projected study designs and budgeted costs and schedules, which costs include bioanalysis, statistical analysis and report generation. However, the final design and corresponding cost for each [ * ] to be carried out by ELAN in the PROJECT shall be agreed with COMPANY in advance of carrying out the study [ * ] (to a standard agreed in advance of the commencement of the study by the PROJECT TEAM) for said study.

1.3.	Additional development royalty payments agreed to in advance by the parties in writing shall be payable if COMPANY requires ELAN to carry out work or tasks relating to the development and registration of the PRODUCT which are not included in the PROJECT, including but not limited to, [ * ]. ELAN’s charges for such work shall be as set out in Article V, paragraph 4 of the Agreement.

2.	Licence Royalties

2.1.	In consideration of the licence of the ELAN PATENT RIGHTS granted to COMPANY by virtue of this Agreement, COMPANY shall pay to ELAN the following amounts SUBJECT ALWAYS to the provisions of Article III, paragraph 7 (which outlines the effect of any delays by COMPANY, or delays of government agencies which are not attributable to acts or omissions of ELAN, which materially affect ELAN’s ability to achieve the tasks within the time periods set out in paragraphs 2.1.2. and 2.1.3.) :

2.1.1.	$[ * ] upon the execution of this Agreement;

2.1.2.	$[ * ] due upon the [ * ] day inclusive following the designated start date being the receipt by ELAN of the written confirmation by COMPANY to ELAN as to COMPANY’s agreement to [ * ].

In the event that [ * ], then the licence royalty to be paid to ELAN under this paragraph 2.1.2. shall [ * ]. Thus for example, if [ * ].

However, in the event that such [ * ] day, then the $[ * ] license royalty payable here shall [ * ]. Thus, for example, if [ * ]. COMPANY’s obligation to pay a license fee to ELAN under this 2.1.2. shall expire on the [ * ] day of the specified period if no such [ * ] as envisaged here is effected by that date.

2.1.3.	$[ * ] due upon [ * ] day inclusive following the designated start date, being the date of [ * ].

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In the event that [ * ] as envisaged herein in this 2.1.3. prior to the specified [ * ] day, then the royalty to be paid to ELAN under this paragraph 2.1.2. shall [ * ]. Thus for example, if [ * ].

However, in the event that such [ * ] day, then the $[ * ] license royalty payable here shall [ * ]. Thus, for example, if [ * ]. COMPANY’s obligation to pay a license fee to ELAN under this 2.1.3. shall expire on the [ * ] day of the specified period if no such [ * ] as envisaged here is effected by that date.

2.1.4.	$[ * ] upon either the [ * ] or the [ * ];

2.1.5.	$[ * ] due upon [ * ]; and

2.1.6.	$[ * ] due upon [ * ].

2.2.	COMPANY shall be entitled to recover [ * ] percent ([ * ]%) of the licence royalties payable in accordance with paragraphs [ * ] against the royalty payable by COMPANY to ELAN in accordance with either [ * ], whichever is applicable, following the [ * ]. COMPANY shall be entitled to withhold [ * ] percent ([ * ]%) of the royalty calculated as payable on NSP to ELAN in each quarter following first launch of PRODUCT until such time as total royalty withholdings reach said [ * ] percent ([ * ]%) of such licence royalties, at which point this recovery provision shall cease.

3.	Royalty on Sales

3.1.	Subject to paragraph 3.6 below, in consideration of the license of the ELAN PATENT RIGHTS to COMPANY, the royalty payable by COMPANY to ELAN on NSP of the PRODUCT by COMPANY, its AFFILIATES or its permitted sub-licensees shall be:

(i)	[ * ] percent ([ * ]%) on the first $[ * ] sales of PRODUCT, calculated as NSP value, in any one calendar year; and

(ii)	[ * ] percent ([ * ]%) on sales of PRODUCT, calculated as NSP value, in excess of $[ * ] in any one calendar year.

The parties agree that for the purposes of the interpretation of this paragraph 3.1, the parties’ intention as regards the operation of this paragraph 3.1 should be clearly stated in this Agreement and the parties further agree that this will best be achieved by way of a hypothetical example set out below.

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EXAMPLE: If in any one year period following the first launch of the PRODUCT, the annual NSP were $[ * ], the royalty payable to ELAN shall be calculated as follows:

[ * ]

3.2.	Within thirty days of the end of each quarter, COMPANY shall notify ELAN of the NSP of PRODUCT for that preceding quarter. Payments shown by each calendar quarter report to have accrued but which have not yet been paid shall be due on the date such report is due.

3.3.	Payment of royalties shall be made quarterly within thirty (30) days after the expiry of the quarter.

3.4.	All payments due hereunder shall be made in U.S. Dollars ($).

3.5.	In the event that COMPANY or any AFFILIATE or a permitted sub-licensee shall sell the PRODUCT together with other products of COMPANY to third parties in any country of the TERRITORY by the tying of a discount on the gross selling price of the PRODUCT to a volume commitment of another product to the same customer in such country, and the price attributable to the PRODUCT is less than [ * ] percent ([ * ]%) of the average price of “arms length” sales for the reporting period in which sales occur in such country (such sales to be excluded from the calculation of the average price of “arms length” sales), the NSP for any such sales shall be [ * ] during the reporting period in which such sales occur in such country of the TERRITORY.

3.6.	In the event that a production licence is granted to COMPANY in accordance with Article IV, paragraph 14 or ELAN exercises its option to cease manufacturing the PRODUCT in accordance with Article IV, paragraph 18, then in consideration of the license of the ELAN PATENT RIGHTS to COMPANY, the royalty payable by COMPANY to ELAN in accordance with paragraph 3.1. above, on PRODUCT manufactured by COMPANY or its permitted sub-contractor on sales of the PRODUCT by COMPANY, its AFFILIATES or its permitted sub-licensees shall be reduced to:

(i)	[ * ] percent ([ * ]%) on the first $[ * ] sales of PRODUCT, calculated as NSP value, in any one calendar year; and

(ii)	[ * ] percent ([ * ]%) on sales of PRODUCT, calculated as NSP value, in excess of $[ * ] in any one calendar year.

Any royalty payable by COMPANY to ELAN under this paragraph shall replace the royalty payable by COMPANY in accordance with paragraph 3.1 above on sales of PRODUCT manufactured by COMPANY or its permitted sub-contractor. Any such royalty shall be calculated and paid mutatis mutandis as the terms of this Agreement.

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3.7.	In consideration of the licence to the COMPANY PATENT RIGHTS and COMPANY KNOW-HOW in accordance with Article II, paragraph 11, ELAN shall pay a royalty by COMPANY on NSP of the PRODUCT on sales by ELAN, its AFFILIATES or its permitted sub-licensees as follows :

(i)	[ * ] percent ([ * ]%) on the first $[ * ] sales of PRODUCT, calculated as NSP value, in any one calendar year; and

(ii)	[ * ] percent ([ * ]%) on sales of PRODUCT, calculated as NSP value, in excess of $[ * ] in any one calendar year.

Any such royalty payable by ELAN to COMPANY shall be calculated and paid mutatis mutandis as the terms of this Agreement.

4.	Additional Expenses

4.1.	COMPANY shall reimburse ELAN for cost of any [ * ] or any other type of work requested by COMPANY which is not included in the PROJECT at the following charges:

4.1.1.	any such work which is necessary in order to obtain NDA APPROVAL in [ * ] shall be charged at [ * ];

4.1.2.	any such work which is necessary in order to [ * ]; and

4.1.3.	all other such work, [ * ], shall be charged at terms to be negotiated in good faith by ELAN and COMPANY.

5.	Price of PRODUCT

5.1.	The price of the PRODUCT to be charged to COMPANY shall be [ * ] percent ([ * ]%) of MANUFACTURING COST which price shall apply to bulk capsules or tablets (as determined during the PROJECT) of PRODUCT supplied EX WORKS ELAN’s manufacturing facility to COMPANY. For the avoidance of doubt, the price of the PRODUCT shall not include the cost of any COMPOUND used in the manufacture of the PRODUCT provided that such COMPOUND was supplied [ * ] by COMPANY to ELAN.

5.2.	The price of the PRODUCT to be charged to COMPANY for supplies for

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distribution as free-of-charge promotional samples in its marketing of the PRODUCT shall be [ * ] percent ([ * ]%) of MANUFACTURING COST which price shall apply to bulk capsules or tablets (as determined during the PROJECT) of PRODUCT supplied EX WORKS ELAN’s manufacturing facility to COMPANY. COMPANY shall inform ELAN when placing an order for PRODUCT that the PRODUCT is for distribution as free-of-charge promotional samples in its marketing of the PRODUCT.

5.3.	The price of the PRODUCT shall be reviewed on an annual basis and shall be fixed for the following twelve (12) month period. Notwithstanding the foregoing, at the end of each such twelve (12) month period, ELAN shall retrospectively determine the exact amount of MANUFACTURING COST for the preceding twelve (12) month period. In the event that the sums payable to ELAN pursuant to paragraph 5.1. and 5.2. above are less than [ * ] percent ([ * ]%) and [ * ] percent ([ * ]%) of MANUFACTURING COST respectively, COMPANY shall pay the difference to ELAN.

5.4.	Payment for all PRODUCT supplied to COMPANY shall be effected in U.S. Dollars ($) within thirty (30) days of the date of the relevant invoice.

6.	Performance by COMPANY

6.1.	Within [ * ] of the filing of the NDA the COMPANY will determine the preliminary structure of the promotional activities to be carried out by COMPANY for the period up to launch of the PRODUCT in the United States of America and for a period of one year after launch of the PRODUCT in that market. COMPANY shall both prior to and subsequent to the launch of the PRODUCT communicate with ELAN regarding its objectives for and performance of the PRODUCT in the TERRITORY.

6.2.

COMPANY shall effect the first full scale commercial launch of the PRODUCT in the United States of America within [ * ] of NDA APPROVAL, provided that COMPANY shall have received the agreed quantities of Launch Stocks at least [ * ] in advance of the launch date (provided that such Launch Stocks have been ordered pursuant to firm purchase orders placed in accordance with the terms of this Agreement). It is agreed that with respect to each of the other countries of the TERRITORY, COMPANY will effect a national commercial launch of the PRODUCT within [ * ] after the necessary regulatory approvals and provided that COMPANY shall also have received the agreed quantities of Launch Stocks for each country of the TERRITORY at least [ * ] in advance of the launch date (provided that such Launch Stocks have been ordered by COMPANY pursuant to firm purchase orders placed in accordance with the terms of this Agreement). In the event that COMPANY does not make a national commercial launch within

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the [ * ] period, or such longer period as may be agreed between the parties, the licences granted to COMPANY hereunder for such country or countries of the TERRITORY shall become non-exclusive and ELAN shall have the right to commercialise the PRODUCT in such country or countries.

6.3.	Should COMPANY fail to effect a national commercial launch of the PRODUCT in the said non-exclusive country or countries within a further [ * ] of the license becoming non-exclusive], then ELAN may, at its option, terminate the non-exclusive licenses granted to COMPANY for such country or countries. In such events none of the monies paid by COMPANY to ELAN shall be repayable.

6.4.	COMPANY shall control the format of the promotional campaign to be submitted to the FDA. COMPANY shall use reasonable efforts to obtain approval by the FDA of the promotional campaign for the PRODUCT.

6.5.	The parties intend that the PRODUCT will be marketed and promoted by the COMPANY as the flagship brand under COMPANY’s prevailing trademark(s) for the COMPOUND in the United States of America. Wherever regulatory and commercially feasible, the parties also intend that the PRODUCT will be marketed and promoted as the flagship brand by the COMPANY, its AFFILIATES and permitted sub-licensees, under COMPANY’s prevailing trademark(s) for the COMPOUND in all other countries of the TERRITORY. However, COMPANY may continue to sell the existing formulation(s) of the COMPOUND, including the formulation marketed and promoted in the United States of America as Luvox®, in each country of the TERRITORY following the launch of the PRODUCT PROVIDED ALWAYS that any such sale of such products by COMPANY shall at all times be subject to the parties’ agreement hereunder that the PRODUCT will be the flagship brand and in addition to the parties’ intention to maximise the sales potential of the PRODUCT.

6.6.	Subject to paragraph 6.5. above, COMPANY shall use reasonable efforts consistent with its normal business practices to market and promote the PRODUCT throughout the TERRITORY. In doing so COMPANY will use the same level of effort as with its other similar products of similar sales potential.

ARTICLE VI:    REGISTRATION OF THE PRODUCT

1.	In respect of the PRODUCT, COMPANY shall be responsible for the filing of the NDA with the FDA and all other relevant regulatory agencies in the TERRITORY and shall consult with ELAN in this regard. COMPANY shall use its commercially reasonable efforts to obtain and maintain NDA APPROVAL for the PRODUCT in each country of the TERRITORY.

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2.	COMPANY shall notify ELAN of the date of submission of any NDA for the PRODUCT in the TERRITORY and shall also notify ELAN of the NDA APPROVAL of any registration application as soon as is reasonably possible following said approval. COMPANY shall allow ELAN access to the NDA for the United States of America and other registration applications as may be required. COMPANY shall also furnish ELAN with a copy of any further regulatory filings and submissions and its correspondence with the FDA relevant to the PRODUCT.

3.	Each party shall notify the other as soon as possible of any notification received by that party from the FDA, or any other regulatory authority to conduct an inspection of its manufacturing or other facilities used in the manufacturing, packaging, storage or handling of the PRODUCT. Copies of all correspondence relevant to the PRODUCT with the regulatory authority will be provided to the other party.

4.	COMPANY and ELAN shall discuss on an ongoing basis the regulatory status of the PRODUCT in the TERRITORY whether at meetings of the PROJECT TEAM or otherwise.

5.	COMPANY shall be responsible for obtaining all FDA, and other approvals necessary for COMPANY to package the PRODUCT into final marketing packaging and for obtaining all applicable state and local regulatory approvals for the distribution of the PRODUCT in the TERRITORY. ELAN shall co-operate with COMPANY in obtaining such approvals.

6.	ELAN shall provide to COMPANY scientific data from the works performed during its development of the PRODUCT which comprises the CMC SECTION and the biopharmaceutics package corresponding to the data as specified in Appendix B. COMPANY shall undertake to protect the confidentiality of ELAN’s formulation, engineering and manufacturing processes for the PRODUCT in its dealings with permitted sub-licensees or approved sub-contractor and shall where possible refrain from transmitting such information within the CMC SECTION to permitted sub-licensees.

7.	Save as otherwise outlined in this Agreement, the costs and expenses of any filings and proceedings made by ELAN at the request of COMPANY to the FDA, or any other governmental authority in respect of the PRODUCT hereunder shall be paid by [ * ].

8.	COMPANY shall indemnify and hold harmless ELAN, its agents and employees from and against all claims, damages, losses, liabilities and expenses to which ELAN, its agents, and employees may become subject related to or arising out of COMPANY’s bad faith, negligence or intentional misconduct in connection with the filing or maintenance of the NDA in the TERRITORY.

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9.	It is hereby acknowledged that there are inherent uncertainties involved in the research, development and registration of pharmaceutical products with the FDA and other regulatory agencies insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement. Therefore, save for using their reasonable efforts, ELAN and COMPANY shall have no liability to the other solely as a result of any failure of the PRODUCT to successfully achieve approval of the FDA or any other regulatory body in the TERRITORY.

10.	Notwithstanding the foregoing provisions of Article VI, COMPANY may call upon ELAN to carry out all or part of the work necessary to obtain regulatory approval in the TERRITORY. [ * ].

11.	COMPANY may conduct any pharmacokinetic, clinical, non-clinical safety studies, pharmacoeconomic, or any other market analysis, study or test on the PRODUCT without first informing ELAN. In the event that COMPANY does conduct such analysis, study or test, COMPANY shall own said data and information which shall thereafter form part of the COMPANY KNOW-HOW. COMPANY shall provide ELAN with a copy of any such analysis, study or test performed by COMPANY.

12.	Subject to Article II, paragraph 11, ELAN shall be entitled to file for NDA APPROVAL for the PRODUCT in any country which ceases to be a part of the TERRITORY, or in the TERRITORY in the event of termination of this Agreement or in any country where COMPANY has a non-exclusive licence in accordance with Article V paragraph 6.2. Where a royalty is payable by ELAN to COMPANY in accordance with Article V. paragraph 3.7 of the Agreement, COMPANY shall permit ELAN or ELAN’s designee without charge to conduct sufficient cross-referencing to, any and all pending NDAs or NDA APPROVALS for the PRODUCT for the relevant country or countries of the TERRITORY.

ARTICLE VII:	WARRANTY AND INDEMNITY.

1.	ELAN represents and warrants that it has the sole, exclusive and unencumbered right to grant the licences and rights herein granted to COMPANY, and that it has not granted any option, licence, right or interest in or to the ELAN PATENT RIGHTS or ELAN KNOW-HOW to any third party which would conflict with the rights granted by this Agreement. ELAN agrees to hold COMPANY harmless from any and all costs, expenses and damages (including reasonable attorneys’ fees) incurred or sustained by COMPANY as the result of any third party’s challenges to ELAN’s right to grant the rights and licences herein granted to COMPANY.

2.	ELAN represents and warrants that the execution of this Agreement and the full

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performance and enjoyment of the rights of COMPANY under this Agreement will not breach or in any way be inconsistent with the terms and conditions of any licence, contract, understanding or agreement, whether express, implied, written or oral between ELAN and any third party.

3.	ELAN represents and warrants that, once successfully developed, the PRODUCT supplied to COMPANY by ELAN under this Agreement shall conform to the PRODUCT SPECIFICATIONS and in accordance with all regulations and requirements of the FDA and other relevant regulatory agencies including the then cGMP regulations which apply to the manufacture and supply of the PRODUCT. Except as expressly stated in this Article VI, all other warranties, conditions and representations, express or implied, statutory or otherwise, including a warranty as to the quality or fitness for any particular purpose of the PRODUCT are hereby excluded and ELAN shall not be liable in contract, tort or otherwise for any loss, damage, expense or injury of any kind whatsoever, consequential or otherwise, arising out of or in connection with the PRODUCT or any defect in the PRODUCT or from any other cause.

4.	ELAN is or will become fully cognisant of all applicable statutes, ordinances and regulations of the TERRITORY with respect to the manufacture of the PRODUCT including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder, cGLP and cGMP. ELAN shall manufacture or procure the manufacture of the PRODUCT in conformity with the PRODUCT SPECIFICATIONS and the relevant NDA or Drug Master File in the countries where such activities takes place or have effect and in a manner which fully complies with such statutes, ordinances, regulations and practices.

5.	COMPANY is or will become fully cognisant of all applicable statutes, ordinances and regulations of the TERRITORY with respect to the promotion, marketing and sale of the PRODUCT and COMPANY shall comply with all such statutes, ordinances and regulations of the countries where such activities take place or have effect.

6.	ELAN certifies to the best of its knowledge that as of the date of this Agreement neither ELAN or any person employed by ELAN has been debarred under Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act and that no debarred person will in the future be employed by ELAN to perform any services in connection with any application for approval of the PRODUCT by the FDA. ELAN certifies to the best of its knowledge that neither ELAN nor any person employed by ELAN has a conviction on their record for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act. ELAN further certifies that should ELAN or any person employed by ELAN be convicted in the future, of any act for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food Drug and Cosmetic Act, ELAN shall immediately notify COMPANY of such conviction.

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7.	ELAN shall assume the sole and entire responsibility and shall indemnify and save harmless COMPANY from any and all claims, liabilities, expenses, including reasonable attorney’s fees, responsibilities and damages by reason of any claim, proceedings, action, liability or injury arising out of any faults of the PRODUCT resulting from the preparation, manufacture, packaging, storage, or handling of the PRODUCT by ELAN, (including the distribution, marketing or sale of the PRODUCT if ELAN or any sub-licensee appointed by ELAN is marketing the PRODUCT) to the extent that it was caused by the negligence or wrongful acts or omissions on the part of ELAN or any sub-contractor appointed by ELAN.

8.	COMPANY shall assume the sole and entire responsibility and shall indemnify and save harmless ELAN from any and all claims, liabilities, expenses, including reasonable attorney’s fees, responsibilities and damages by reason of any claim, proceedings, action, liability or injury arising out of any faults of the PRODUCT resulting from the transport, packaging, storage, handling, distribution, regulatory filing, marketing or sale of the PRODUCT by COMPANY (including the preparation or manufacture of the PRODUCT if COMPANY or any sub-contractor appointed by COMPANY is manufacturing the PRODUCT), to the extent that it was caused by the negligence or wrongful acts or omissions on the part of COMPANY or any sub-contractor appointed by COMPANY.

9.	As a condition of obtaining an indemnity in the circumstances set out in this Agreement, the party seeking an indemnity shall:

9.1.	fully and promptly notify the other party of any claim or proceeding, or threatened claim or proceeding;

9.2.	permit the indemnifying party to take full care and control of such claim or proceeding;

9.3.	assist in the investigation and defence of such claim or proceeding;

9.4.	not compromise or otherwise settle any such claim or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld; and

9.5.	take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.

10.

Notwithstanding anything to the contrary in this Agreement, ELAN and COMPANY shall not be liable to the other by reason of any representation or warranty, condition or other term or any duty of common law, or under the express

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terms of this Agreement, for any consequential or incidental loss or damage (whether for loss of profit or otherwise) and whether occasioned by the negligence of the respective parties, their employees or agents or otherwise.

11.	ELAN represents and warrants that Elan Corporation plc will provide Elan Pharma Limited, Elan Pharma Inc. or any other subsidiaries with a licence and the rights to manufacture the PRODUCT in accordance with the terms of this Agreement.

ARTICLE VIII:	CUSTOMER COMPLAINTS; PRODUCT RECALL

1.	COMPANY shall notify ELAN promptly of any complaints from third parties reported to COMPANY involving any serious adverse reactions resulting from the use of the PRODUCT. COMPANY and ELAN shall establish a procedure for formal adverse event handling and reporting. It is envisaged that COMPANY shall be responsible for furnishing spontaneous post marketing reports to the FDA and other relevant regulatory agencies and ELAN will be responsible for furnishing COMPANY with periodic reports which are required by the FDA concerning manufacturing and GMP compliance. COMPANY and ELAN shall keep each other informed and shall copy the other party with all communications with the FDA and other relevant regulatory agencies with respect to the PRODUCT.

2.	In the event of any recall of the PRODUCT, as suggested or requested by any governmental authority, COMPANY shall perform the recall of the PRODUCT in the TERRITORY. If the recall arises from ELAN’s acts or omissions in the manufacturing or delivery of the PRODUCT, all reasonable trade notifications of the recall of PRODUCT, COMPANY’s manufacturing cost of COMPOUND contained in the recalled PRODUCT, the price of the recalled PRODUCT charged to COMPANY by ELAN, and all freight charges associated with the recall of the PRODUCT ( collectively referred to as “Recall Costs”) shall be borne by [ * ] provided that [ * ]. In all other events the Recall Costs shall be borne by [ * ] in accordance with [ * ]. No royalty shall be payable by COMPANY on any recalled PRODUCT, whether due to the default of ELAN or COMPANY. Neither party shall be liable to the other or to any third party for consequential or incidental damages which may arise as a result of the recall of the PRODUCT.

ARTICLE IX:	PROJECT TEAM

1.

It is recognised by the parties hereto that a significant resource shall be required from each party to accomplish a successful NDA APPROVAL and launch of the PRODUCT, particularly in the co-ordination of logistics, finalisation of various specifications, methodologies transfer, supply and packaging configurations,

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shipping and handling procedures etc., and for this purpose, the parties agree to the establishment of a PROJECT TEAM. The PROJECT TEAM shall meet from time to time as deemed necessary by the parties during the PROJECT, such meetings to continue until the time of launch or some such later time thereafter as may be agreed. The PROJECT TEAM shall review the clinical and regulatory strategy for the PRODUCT on an ongoing basis. Meetings shall be chaired by the chief representative of the COMPANY. At and between meetings of the PROJECT TEAM, each party shall keep the other fully and regularly informed as to its progress with its respective obligations.

2.	The PROJECT TEAM shall also monitor the progress of the PROJECT against the time period set out in paragraphs 2.1.2. and 2.1.3. of Article V and shall report on delays in the conduct of the PROJECT which would materially affect ELAN’s ability to achieve the tasks set out paragraphs 2.1.2. and 2.1.3. of Article V and recommend whether corrective action is required under the provisions of Article II, paragraph 7.

3.	The PROJECT TEAM shall not be empowered to alter the terms of this Agreement.

4.	Following the first launch of the PRODUCT, the parties shall meet on a semi-annual basis for the first, second and third year and on an annual basis thereafter. At such meetings, COMPANY shall report on the ongoing sales performance of the PRODUCT in the TERRITORY. ELAN shall report on matters such as manufacturing, quality and resource planning.

ARTICLE X:	PAYMENTS, REPORTS AND AUDITS

1.	COMPANY shall keep true and accurate records of gross sales of the PRODUCT by COMPANY, its AFFILIATES or permitted sub-licensees, the items deducted from the gross amount in calculating the NSP, the NSP and the royalties payable to ELAN under Article V hereof. COMPANY shall deliver to ELAN a written statement thereof within sixty (60) days following the end of each calendar quarter (or any part thereof in the first or last calendar quarter of this Agreement) for such calendar quarter. The said written statements shall set forth on a country-by-country basis, the calculation of the NSP from gross revenues during that calendar quarter, the applicable percentage rate, and a computation of the sums due to ELAN (“the Statement”). The parties’ financial officers shall agree upon the precise format of the Statement.

2.

Payments due on NSP of the PRODUCT based on sales amounts in a currency other than United States Dollars shall first be calculated in the foreign currency and then converted to United States Dollars on the basis of the exchange rate in

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effect for the purchase of United States Dollars with such foreign currency quoted in the Wall Street Journal (or comparable publication if not quoted in the Wall Street Journal) with respect to the sale of currency of the country of origin of such payment for the day prior to the date on which the payment by COMPANY is being made.

3.	Any income or other taxes which COMPANY and ELAN, if applicable, is required by law to pay or withhold on behalf of the receiving party with respect to royalties and any other monies payable to such party under this Agreement shall be deducted from the amount of such NSP payments, royalties and other monies due. COMPANY and ELAN, if applicable, shall furnish the receiving party with proof of such payments. Any such tax required to be paid or withheld shall be an expense of and borne solely by the receiving party. COMPANY and ELAN, if applicable, shall promptly provide the receiving party with a certificate or other documentary evidence to enable the receiving party to support a claim for a refund or a foreign tax credit with respect to any such tax so withheld or deducted by the paying party. Both parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law, in order to enable the paying party to make such payments to the receiving party without any deduction or withholding.

4.	All payments due hereunder shall be made to the designated bank account of ELAN in accordance with such timely written instructions as ELAN shall from time to time provide.

5.	COMPANY shall pay interest to ELAN at the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office at its prime or best rate plus [ * ] on all late payments under this Agreement (applicable as of the date on which payment should have been made pursuant to the applicable provisions of this Agreement) from the date on which payment should have been made pursuant to the applicable provision until the date of payment.

6.	COMPANY shall provide ELAN with quarterly sales reports outlining the status of the PRODUCT in the TERRITORY, [ * ]. .

7.	For the one hundred and eighty (180) day period following the close of each calendar year during the term of the Agreement, ELAN and COMPANY will provide each others independent certified accountants (reasonably acceptable to the other party) with access, during regular business hours and upon reasonable prior request and subject to the confidentiality provisions as contained in this Agreement, to such party’s books and records relating to the PRODUCT, solely for the purpose of verifying the accuracy and reasonable composition of the calculations hereunder for the calendar year then ended.

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8.	In the event of a discovery of a discrepancy which exceeds [ * ] percent ([ * ]%) of the amount due or charged by a party for any period, the cost of such accountants shall be borne by the audited party; otherwise, such cost shall be borne by the auditing party.

9.	ELAN shall make (and where relevant shall procure that ELAN’s subcontractor shall make) that portion of its manufacturing facility where PRODUCT is manufactured, including all record and reference samples relating to the PRODUCT available for inspection by COMPANY’s duly qualified person or by the relevant governmental or regulatory authority. The investigation shall be limited to determining whether there is compliance with cGMP and other requirements of applicable law.

ARTICLE XI	PATENTS

1.	ELAN shall make a good faith effort to secure the grant of all of the ELAN PATENT RIGHTS in the appropriate countries of the TERRITORY at its own expense and shall be the title holder thereof. ELAN shall keep COMPANY apprised of all significant activities in connection therewith in timely manner. ELAN agrees to defend and pay all governmental charges and maintenance fees thereon and extend the term of any resulting patent at COMPANY’s request with COMPANY’s assistance.

2.	COMPANY and ELAN shall promptly inform the other in writing of any alleged infringement of which it shall become aware by a third party of any patents within the ELAN PATENT RIGHTS or COMPANY PATENT RIGHTS and provide such other with any available evidence of infringement.

3.	Both ELAN and COMPANY recognise that it is most desirable that patent protection be secured for the PRODUCT. The parties will in good faith jointly decide how ELAN shall file and prosecute all patent applications regarding the PRODUCT and how to share the costs.

4.	The following provisions shall apply to any proceedings (“Enforcement Proceedings”) taken by the parties during the term of this Agreement in respect of infringements which relate to the enforcement of the ELAN PATENT RIGHTS, ELAN KNOW-HOW, COMPANY PATENT RIGHTS, AND COMPANY KNOW-HOW relating to the PRODUCT:

4.1.

The parties may agree to institute Enforcement Proceedings in their joint names and shall reach agreement as to the proportion in which they will share the proceeds of any such Enforcement Proceedings, and the expense

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of any costs not recovered, or the costs or damages payable to the third party. The parties will share the proceeds of any Enforcement Proceedings in proportions equivalent to the proportions of each party’s respective costs directly associated with the Enforcement Proceedings.

4.2.	In the event that COMPANY does not wish to institute Enforcement Proceedings under paragraph 4.1, ELAN shall have the right to institute Enforcement Proceedings at its own expense and for its own benefit and COMPANY shall co-operate with any such Enforcement Proceedings. Any expenses borne by COMPANY shall be reimbursed by ELAN, provided that COMPANY shall bear the costs incurred by it if it elects to retain an independent firm of attorneys to advise it in relation to the Enforcement Proceedings.

4.3.	In the event that ELAN does not wish to institute Enforcement Proceedings under paragraph 4.1., COMPANY shall have the right to institute Enforcement Proceedings at its own expense and for its own benefit and ELAN will co-operate with any such Enforcement Proceedings. Any expenses borne by ELAN shall be reimbursed by COMPANY provided that ELAN shall bear the costs incurred by it if it elects to retain an independent firm of attorneys to advise it in relation to the Enforcement Proceedings.

ARTICLE	XII: SUNDRY CLAUSES

1.	Secrecy

1.1.	Any information, whether written or oral (oral information shall be reduced to writing within one month by the party giving the oral information and the written form shall be furnished to the other party) pertaining to the PRODUCT that has been or will be communicated or delivered by ELAN to COMPANY, and any information from time to time communicated or delivered by COMPANY to ELAN, including, without limitation, trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by COMPANY and ELAN, respectively, as confidential information, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein; provided, however, that such confidential information shall not be subject to the restrictions and prohibitions set forth in this section to the extent that such confidential information:

1.1.1.	is available to the public in public literature or otherwise, or after disclosure by one party to the other becomes public knowledge through no default of the party receiving such confidential information; or

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1.1.2.	was known to the party receiving such confidential information prior to the receipt of such confidential information by such party, whether received before or after the date of this Agreement; or

1.1.3.	is obtained by the party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information; or

1.1.4.	is required to be disclosed pursuant to: (A) any order of a court having jurisdiction and power to order such information to be released or made public; or (B) any lawful action of a governmental or regulatory agency. In such event, the party receiving such confidential information shall notify the disclosing party of the required disclosure in advance to enable the disclosing party to have an opportunity to object to such governmental entity or court of law regarding the required disclosure. The receiving party shall use all reasonable efforts to obtain confidential treatment of such confidential information required to be disclosed; or

1.1.5.	is independently discovered by the receiving party after the date of this Agreement without the aid, application or use of the confidential information of the disclosing party.

1.2.	Each party shall take all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided, however, that such confidential information may be disclosed within the limits required to obtain any authorisation from the FDA or any governmental or regulatory agency or, with the prior written consent of the other party, which shall not be unreasonably withheld, or as may otherwise be required in connection with the purposes of this Agreement.

1.3.	COMPANY agrees that it will not use, directly or indirectly, any ELAN KNOW-HOW, or otherwise confidential information disclosed to COMPANY or obtained from ELAN pursuant to this Agreement, other than as expressly provided herein. ELAN agrees that it will not use, directly or indirectly, any COMPANY KNOW-HOW, or otherwise confidential information disclosed to ELAN or obtained from COMPANY pursuant to this Agreement, other than as expressly provided herein.

1.4.

COMPANY and ELAN will not publicise the existence of this Agreement in any way without the prior written consent of the other subject to the disclosure requirements of applicable laws and regulations. In the event that either party wishes to make a public disclosure concerning this Agreement and such disclosure mentions the other party by name or description, such other party will

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be provided with an advance copy of the disclosure and will have three (3) business days within which to approve or disapprove such use of its name or description. Approval shall not be unreasonably withheld by either party. Failure to respond within such three (3) business days shall be deemed to be approval. Absent approval, no public disclosure shall use the name or otherwise describe such party except to the extent required by law. Notwithstanding the foregoing, it is understood and agreed that no approval shall be required in the event that the information to be disclosed has previously been the subject of a prior disclosure.

2.	Assignments/ Sub-contracting

This Agreement may not be assigned by COMPANY without the prior written consent of ELAN, such consent not being unreasonably withheld or delayed, save that COMPANY may assign this Agreement to its AFFILIATE or AFFILIATES without such consent provided that such assignment has no adverse tax implications for ELAN. ELAN may assign this Agreement to an AFFILIATE. ELAN shall also have the right to subcontract all or any portion of the PRODUCT to a third party with the prior written consent of COMPANY, such consent not being unreasonably withheld or delayed.

3.	Parties bound

This Agreement shall be binding upon and enure for the benefit of parties hereto, their successors and permitted assigns.

4.	Severability

If any provision in this Agreement is agreed by the parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be deleted, with effect from the date of such agreement or such earlier date as the parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

5.	Duration and Termination

5.1.

This Agreement is concluded for a period commencing as of the date of this Agreement and shall expire on a country by country basis after ten (10) years starting from the date of the launch of the PRODUCT, or for the life of the last to expire patent included in the ELAN PATENT RIGHTS whichever is longer (“the

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Initial Period”). After the expiry of the Initial Period, the parties shall negotiate in good faith the terms of a new agreement, including an appropriate royalty, taking into account the then prevailing market conditions. Pending the execution of any new agreement, the terms of this Agreement shall continue.

If such a new agreement is not concluded, subject to giving two (2) years’ written notice to commence after the expiry of the Initial Period, COMPANY may commence manufacturing the PRODUCT, or after any longer period in which ELAN continues to supply PRODUCT under a new agreement concluded between the parties, ELAN shall grant to COMPANY a production licence to the ELAN KNOW-HOW in terms similar to Article III paragraph 14 of the Agreement. In consideration of such a production licence to the ELAN KNOW-HOW, COMPANY shall pay an ongoing royalty of [ * ] percent ( [ * ]%) on NSP of the PRODUCT to ELAN.

In the event that [ * ] (as the term is defined and accepted by the FDA or [ * ] by other regulatory authorities) generic competitor is approved and marketed for commercial sale in any country of the TERRITORY after the expiry of the Initial Period, [ * ]. However, the ongoing royalty of [ * ] percent ([ * ]%) on NSP of the PRODUCT shall be paid to ELAN in all other countries of the TERRITORY.

5.2.	In addition to the rights of early or premature termination provided for elsewhere in this Agreement, it is hereby acknowledged that in the event that any of the terms or provisions hereof are incurably breached by either party, the non-breaching party may immediately terminate this Agreement by written notice. An incurable breach shall be committed:

5.2.1.	when either party is dissolved, liquidated, discontinued, becomes insolvent, or when any proceeding is filed or commenced by or against either party under bankruptcy, insolvency or debtor relief laws and is not dismissed within ninety (90) days of filing, or

5.2.2.	where there is a [ * ], or

5.2.3.	where a [ * ], or

5.2.4.	where a [ * ]; provided however that this paragraph shall only apply in the event that [ * ].

Subject to the other provision of this Agreement, in the event of any other breach, the non-breaching party may terminate this Agreement by the giving of written notice to the breaching party that this Agreement will terminate on the sixtieth (60th) day from notice unless cure is sooner effected.

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5.3.	COMPANY may elect to terminate this Agreement in accordance with Article III, paragraph 4 and otherwise up to the [ * ]. In addition to these and any other rights of termination specified in this Agreement, COMPANY may also terminate this Agreement for economic or strategic reasons at any time after [ * ]. In the event that COMPANY so elects to terminate this Agreement at any time after [ * ] up to the [ * ], COMPANY shall pay to ELAN, [ * ] in recognition of the utilisation by COMPANY of the ELAN PATENT RIGHTS up to the date of such termination. In such an event and should [ * ], COMPANY shall be entitled to recover the $[ * ] payable to ELAN in accordance with [ * ]. ELAN shall pay COMPANY such [ * ] in each quarter following first launch of PRODUCT until such time as total additional royalty payments reach $[ * ], at which point this additional royalty shall cease.

5.4.	Upon exercise of those rights of termination as specified in Article XII, paragraphs 5.1., 5.2 and 5.3., or elsewhere within the Agreement, this Agreement shall, subject to the other provisions of the Agreement and Article XII paragraph 5.5., automatically terminate forthwith and be of no further legal force or effect.

5.5.	Upon termination of the Agreement by either party, or upon termination by ELAN of a licence for a particular country in accordance with Article II, paragraph 11 or any other the terms of the Agreement, the following shall be the consequences relating to the TERRITORY or the particular country, as applicable:

5.5.1.	any sums that were due from COMPANY to ELAN prior to the exercise of the right to terminate this agreement as set forth herein shall be paid in full within sixty (60) days of termination of this Agreement and ELAN shall not be liable to repay to COMPANY any amount of money paid or payable by COMPANY to ELAN up to the date of termination of this Agreement;

5.5.2.	all confidentiality provisions set out herein shall remain in full force and effect for a period of [ * ] from the date of termination of the Agreement;

5.5.3.	all responsibilities and warranties shall insofar are appropriate remain in full force and effect;

5.5.4.	the rights of inspection and audit shall continue in force for the period referred to in the relevant provisions of this Agreement;

5.5.5.	depending on the scope of termination as provided for in this Agreement, ELAN shall be entitled to commercialise the PRODUCT for its own benefit in the TERRITORY or in the relevant country or countries of the TERRITORY;

5.5.6.	Where a royalty is payable by ELAN to COMPANY in accordance with

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Article V., paragraph 3.7 of the Agreement, COMPANY shall transfer to ELAN or ELAN’s designee without charge, and/or permit ELAN or ELAN’s designee without charge to conduct sufficient cross-referencing to, any and all pending or granted NDA APPROVALS for the PRODUCT for the relevant country or countries of the TERRITORY; and

5.5.7.	COMPANY shall have an ongoing right for a period of six (6) months to sell or otherwise dispose of the stock of any PRODUCT on hand as of the date of termination of the AGREEMENT, which such sale shall be subject to Article V and the other applicable terms of this AGREEMENT.

5.6.	In the event that this Agreement is terminated and should ELAN require a licence of the COMPANY PATENT RIGHTS and COMPANY KNOW-HOW in order to research, develop and commercialise the PRODUCT in accordance with Article II, paragraph 11:-

5.6.1.	COMPANY shall grant ELAN a licence in respect of the COMPANY PATENT RIGHTS and COMPANY KNOW-HOW subject to the payment of a royalty mutatis mutandis with Article V, paragraph 3.7 of this Agreement for a term of [ * ] starting from the date of the launch of the PRODUCT by ELAN or up to the expiration of the life of the last to expire patent included in the COMPANY PATENT RIGHTS, whichever is longer;

5.6.2.	the parties shall enter into a further written licence and supply agreement which shall incorporate the foregoing provisions of this paragraph 5.6. and which shall include customary and reasonable terms relating to, inter alia, the supply of COMPOUND by COMPANY to ELAN, the timing of royalty payments to COMPANY, reporting obligations regarding net sales, audit rights of COMPANY with respect to books and records relating to net sales, and indemnity provisions, which obligations shall, unless otherwise agreed by the parties, be substantially similar to those in this Agreement with respect to commercialisation of the PRODUCT by COMPANY;

6.	Force Majeure

Neither party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a government authority, non availability of raw materials, but any such delay or failure shall be remedied by such party as soon as practicable.

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7.	Relationship of the Parties

Nothing contained in this Agreement is intended or is to be construed to constitute ELAN and COMPANY as partners or joint venturers or either party as an employee of the other. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

8.	Amendments

No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorised representative of both parties.

9.	Waiver

No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

10.	Headings

The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties. Save as otherwise provided herein, references to articles, paragraphs, clauses and appendices are to those contained in this Agreement.

11.	No effect on other agreements

No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and solely to the extent provided, in any such other agreement.

12.	Applicable Law

12.1.	This Agreement is construed under and ruled by the internal laws of the State of Georgia, without regard to conflicts of laws principles. For the purpose of this Agreement the parties submit to the exclusive jurisdiction of the courts of the State of Georgia.

12.2.

Any controversy or claim arising out of or in relation to the Agreement, or the breach thereof, shall be settled by binding arbitration, which will be the parties exclusive remedy, and judgement on the award rendered by the arbitrators may be

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entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in the English language in Atlanta, Georgia and shall proceed pursuant to the then-existing Commercial Arbitration Rules of The American Arbitration Association (“Rules”) but only to the extent the Rules do not conflict with the provisions of this Agreement.

12.3.	Within fifteen (15) days after the demand for arbitration is sent to the other party, each party shall select one person to act as arbitrator and the two selected arbitrators shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator ,the third arbitrator shall be selected by The American Arbitration Association. A majority of the arbitrators shall be required to rule in favour of any final award.

12.4.	The parties shall allow and participate in discovery in accordance with the Federal Rules of Civil Procedure for a period of ninety (90) days after the demand for arbitration is sent to the other party. Unresolved discovery disputes may be brought to the attention of the arbitrators and may be disposed of by the arbitrators.

12.5.	All fees and expenses of the arbitration shall be borne by the parties equally. The prevailing party shall be entitled to an award of reasonable attorney fees, including disbursements.

13.	Notice

13.1.	Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

- ELAN at

Elan Corporation plc.
Lincoln House,
Lincoln Place
Dublin 2
Ireland.

Attention:	Vice-President & General Counsel,
Elan Pharmaceutical Technologies
Telephone:	353 1 7094301
Telefax :	353 1 6624960

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- COMPANY at

Solvay Pharmaceuticals, Inc.
901 Sawyer Road,
Marietta, Georgia 30062,
United States of America.

Attention:	Vice President, Law, Government & Public Affairs
Telephone:	770 578 5736
Telefax:	770 578 5749

or to such other address(es) and telecopier numbers as may from time to time be notified by either party to the other hereunder.

13.2.	Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after despatch and any notice sent by telex or telecopy shall be deemed to have been delivered within twenty four (24) hours of the time of the despatch. Notice of change of address shall be effective upon receipt.

IN WITNESS THEREOF the parties hereto have executed this Agreement in duplicate.

Executed by COMPANY on 22 December, 1997

By :	/s/ David A. Dodd
Name:	David A. Dodd
Title:	President and CEO

Executed by ELAN 23 December, 1997

By:	/s/ Seamus Mulligan
Name:	Seamus Mulligan
Title:	President – EPT

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APPENDIX A

PART I

ELAN PATENT RIGHTS

United States of America Patent Numbers

[ * ]

PART II

COMPANY PATENT RIGHTS

Not filed with the executed document.

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APPENDIX B

THE PROJECT

For the consideration outlined in this Agreement, ELAN will undertake the PROJECT as described hereunder, consistent with the objectives of this Agreement and specifically with the provisions of Article III. The PROJECT will consist of four distinct stages of activities which are outlined below;

STAGE I	[ * ]
STAGE II	[ * ]
STAGE III	[ * ]
STAGE IV	[ * ]

[ * ]

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APPENDIX C

PRODUCT SPECIFICATIONS

None.

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APPENDIX D

MANUFACTURING COST

The following expenses are manufacturing expenses which are prepared in accordance with generally accepted accounting principles consistently applied.

The following expenses are included in manufacturing costs:

[ * ]

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APPENDIX E

QUALITY PROCEDURES

QUALITY PROCEDURES APPENDIX

1.	SPECIFICATIONS AND MASTER DOCUMENTATION

1.1.	COMPANY will hold on file copies of all regulatory applications, submissions and approvals for the PRODUCT and shall allow ELAN access to the NDA for the United States of America and other registration applications as may be required, including all supplements, amendments, and related correspondence which provide the necessary documentation and information to ensure the PRODUCT is manufactured and tested in accordance with the relevant regulatory requirements.

1.2.	ELAN will be responsible for preparing manufacturing and quality control documentation for the PRODUCT to reflect the formulation, method, manufacture and control parameters leading to bulk supply of finished PRODUCT (in capsule or tablet form) as detailed in the regulatory documents and in conformance with cGMP. COMPANY and ELAN shall designate primary contacts at each company for the dissemination of all necessary documentation to relevant internal personnel at each site.

1.3.	COMPANY and ELAN shall agree and formalize a change control procedure to be in place on NDA APPROVAL which will allow for communication and authorization of proposed changes in the relevant manufacturing documentation of the COMPOUND and PRODUCT.

2.	SUPPLY AND CONTROL OF MATERIAL

2.1.	COMPANY will procure the COMPOUND. ELAN will procure all other materials for the PRODUCT.

2.2.	ELAN will test and approve all raw materials in accordance with the requirements of the regulatory approval as set out in the relevant approved analytical protocols for the PRODUCT and in conformance with operating procedures.

2.3.	ELAN will not change the source or grade of material used in the manufacture of the PRODUCT post NDA APPROVAL without prior change control communication. In the event such a change warrants it, COMPANY will be responsible for obtaining all required regulatory approvals.

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2.4.	COMPANY will ensure COMPOUND is manufactured and tested in accordance with the agreed specifications, relevant regulatory requirements, and in conformance with cGMP and operating procedures. This will be confirmed by certificates of analysis to accompany each lot of COMPOUND provided to ELAN.

2.5.	COMPANY will ensure no revision in manufacturing and controls of COMPOUND without prior change control communication. In the event such a change warrants it, COMPANY will be responsible for obtaining all required regulatory approvals.

2.6.	COMPANY will permit the appropriate ELAN personnel to periodically assess the COMPANY quality system in terms of its relevance to the manufacture and quality of the COMPOUND and will make available batch and related documentation for review at the COMPANY manufacturing site.

3.	PROCESSING

3.1.	ELAN will manufacture the PRODUCT in accordance with the NDA requirements and in conformance with cGMP and will supply the PRODUCT to COMPANY in the form of bulk capsules or tablets, as determined in the PROJECT. COMPANY will be responsible for the packaging of the PRODUCT into final market packaging in accordance with the NDA requirements and in conformance with cGMP.

3.2.	ELAN will be responsible for validation of the current processes and equipment (and of any changes made to same) used by ELAN in the manufacture of the PRODUCT. Details of such validation work will be made available to COMPANY for review at ELAN’s manufacturing site.

3.3.	ELAN will permit the appropriate COMPANY personnel to periodically assess the ELAN quality system in terms of its relevance to the manufacture and quality control of the PRODUCT and will make available batch and related documentation for review at the ELAN manufacturing site.

4.	PACKAGING, LABELLING AND TRANSPORTATION

4.1.	COMPANY will pack, label and ship the COMPOUND to ELAN so as to permit safe storage and transport, to retain COMPOUND security, and to enable swift identification of package contents.

4.2.	ELAN will pack, label and ship the PRODUCT in bulk capsules or tablets (as determined in the PROJECT) so as to permit safe storage and transport, to retain PRODUCT security and to enable swift identification of package contents.

4.3.	Shipping containers will be appropriately labeled with PRODUCT labels detailing PRODUCT description, storage information, lot reference, manufacture date, quantity, and container number. An address label for the appropriate COMPANY destination will be attached to each shipping container. Any revisions to labeling requirements can be agreed in advance of NDA submission.

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5.	QUALITY CONTROL AND RELEASE FOR SHIPMENT

5.1.	ELAN will test each batch of the PRODUCT as detailed in the approved analytical protocol and will review all relevant batch documentation prior to approval for shipment to COMPANY. ELAN will provide copies of confirmed out-of -specification investigations to COMPANY on commercial distributed PRODUCT.

5.2.	On an exceptional basis and by prior arrangement with COMPANY, ELAN may authorize shipment of PRODUCT after testing but before final QA review. Such PRODUCT will not be released by COMPANY prior to receipt of certification from ELAN that the results of testing are satisfactory.

5.3.	Final release of packaged PRODUCT to the market place is the responsibility of COMPANY’s Quality Unit.

6.	BATCH DOCUMENTATION

6.1.	ELAN will retain batch records and related documents in accordance with regulatory and corporate retention requirements.

6.2.	ELAN will, by issuing a certificate of analysis to the COMPANY, confirm that each batch of PRODUCT supplied to COMPANY complies with the relevant analytical specifications and that it has been manufactured in accordance with cGMP.

7.	CUSTOMER COMPLAINTS

7.1.	Clinical Complaints

7.1.1.	For clinical complaints arising from the field (patient/practitioner), it will be the responsibility of COMPANY to log, investigate, follow up and respond to each complaint. In the event of COMPANY requiring ELAN to contribute to the investigation of such complaints, ELAN will respond to COMPANY within fourteen (14) working days or earlier, depending on the nature of the clinical complaint.

7.1.2.	Field complaints received directly by ELAN, will be forwarded to COMPANY for processing.

7.1.3.	Any field complaints which, upon review are adverse events by definition, will also be the responsibility of COMPANY.

7.2.	Complaint Handling Non-Clinical

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7.2.1.	COMPANY will forward copies of complaints and related correspondence to ELAN for investigation if associated with any aspect of manufacture/handling carried out at ELAN.

7.2.2.	On receipt of a complaint from COMPANY, ELAN will log and evaluate the incident. Within thirty (30) days, ELAN will provide a written response to COMPANY.

7.3	Complaint Reports

7.3.1	COMPANY will provide ELAN with a summary of all non-clinical complaints relating to the PRODUCT on a quarterly basis.

8.	FIELD ALERT/RECALL

8.1.	In the event of a field alert or recall of PRODUCT in the TERRITORY and subject to the provisions of Article VIII of this Agreement, as deemed appropriate or agreed with the relevant regulatory agency, COMPANY will be responsible for all communications with the regulatory authority and will perform the said recall.

8.2.	ELAN will be provided with copies of all correspondence with the regulatory authority if related to manufacture/handling activities by ELAN.

9.	RETAIN SAMPLES

9.1.	ELAN will hold sufficient retains of the PRODUCT in bulk, to enable complete re-analysis to be performed twice. COMPANY will hold sufficient retains of the packaged PRODUCT to meet their own retest requirements. The results of any such analysis on retains of PRODUCT will be provided to COMPANY.

10.	STABILITY

10.1.	COMPANY will carry out all post marketing stability studies to meet NDA or other relevant regulatory commitments. COMPANY will provide ELAN with all stability reports, for informational purposes only. Any communication to the FDA or other relevant agencies will be made through COMPANY. In the event of a stability failure, COMPANY will notify ELAN immediately of the failure and will provide a written stability report within five (5) working days.

11.	ADVERSE EVENTS

11.1.	COMPANY will be responsible for meeting all regulatory obligations with regard to adverse event receipt, evaluation, and reporting.

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12.	ANNUAL PRODUCT REPORTS/REVIEWS

12.1.	COMPANY is responsible for Annual Reports and similar regulatory obligations in support of regulatory applications (i.e., IND, NDA) for the PRODUCT. COMPANY will provide ELAN with their requirements and the defined review period in support of said applications.

12.2.	ELAN will conduct an Annual Product Review in accordance with cGMP for the PRODUCT following NDA APPROVAL. COMPANY will provide the required documentation (e.g. complaint history, stability data, etc.) as requested by ELAN for completion of the report. Access to the Review will be made available to COMPANY for review at ELAN’s manufacturing site.

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